EXHIBIT 99.1

Investor Relations Contact:
 Ken Lowe
Sigma Designs, Inc.
Tel: 408/957-9850
Fax: 408/957-9741
IR@sdesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS FIRST QUARTER RESULTS

MILPITAS, Calif.-May 25, 2004-Sigma Designs®, Inc. (Nasdaq: SIGM), a leader in digital media processors for consumer appliances, announced results for its first fiscal quarter ended April 30, 2004.

      Net revenues for the first quarter were $7,784,000, up 6% from $7,341,000 for the previous quarter and down 1% from $7,835,000 reported for the same period last year. Sigma reported a net profit of $163,000 or $0.01 per basic and diluted share in the first quarter. This compares to a net profit of $297,000, or $0.01 per basic and diluted share for the previous quarter, and a net profit of $426,000 or $0.02 per basic and diluted share during the same period one year ago. The sequential increase in revenue is primarily attributable to increased sales of media processor chipsets.

      "We are pleased to report a sequential increase in revenue, resulting from the increased demand for our media processors, primarily from the IP video market segment. We are also pleased to report our fifth consecutive quarter of profitability, while maintaining strong gross margins for the quarter. Looking forward, we see strong upsides to our top-line potential and remain optimistic in our ability to deliver our goal of achieving 50 percent revenue growth over last year, as well as improved levels of profitability," stated Thinh Tran, chairman and chief executive officer, Sigma Designs.

Recent business developments include:

  Announced jointly with CinemaNow that we are working together with KiSS Technology to create the first connected DVD player capable of streaming or downloading Windows Media Video (WMV) content directly from the CinemaNow Internet video-on-demand service. The introduction of this type of connected DVD player will be an important step in increasing mainstream consumer adoption of Internet video-on-demand services, and represents a significant milestone for CinemaNow.
  Announced that DG2L Technologies launched its next-generation advanced set-top box, the Neuron, based on Sigma's EM8605 media processor. The Neuron is an interactive HDTV IP-based set-top box based on MPEG-4, complete with HDTV and standard PVR capabilities.
  Announced that WEGENER Corporation (a provider of satellite transmission solutions) launched the WEGENER iPump® 615 Streaming Media Decoder, part of the iPump Media Server product line, based on Sigma's media processor.
  Commenced volume shipments of the EM8620L, the first high definition media processor with support for Windows Media Video 9. Early EM8620L shipments were used by several customers with applications that included digital media adapters and networked DVD players.

      The conference call relating to first quarter will take place following this announcement at 5:00 PM EDT today, May 25. The dial-in number is 1-800-901-5241 (international callers dial 617-786-2963) and the passcode is 57941522. Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/investors/overview or over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialing into 1-888-286-8010 (international callers dial 617-801-6888) and use passcode 85133178. The audio replay will be available for one week after the call. For further information, please see the link on our website at www.sigmadesigns.com.

About Sigma Designs, Inc.

      Sigma Designs (Nasdaq: SIGM) specializes in silicon-based MPEG decoding for streaming video, progressive DVD playback, and advanced digital set-top boxes. Sigma's award-winning REALmagic® Video Technology is used in both commercial and consumer applications providing highly integrated solutions for high-quality decoding of MPEG-1, MPEG-2 and MPEG-4. Headquartered in Milpitas, Calif., Sigma also has sales offices in China, Europe, Hong Kong, Japan, Korea and Taiwan. For more information, please visit our web site at www.sigmadesigns.com/.

      REALmagic and Sigma Designs are registered trademarks of Sigma Designs. All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.

Safe Harbor Statement

      This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the achievement of future growth for this fiscal year, the anticipation of 50% revenue growth over last year and continued profitability, and anticipated future product introductions. Actual results may vary materially due to a number of factors including, but not limited to, general economic conditions, including continuance of the current economic conditions specific to the semiconductor industry, the rate of growth of the set-top box market in general, our ability to deploy Sigma products in these markets, the ability of our REALmagic MPEG silicon to compete with other technologies in these emerging markets, the risk that such products will not gain widespread acceptance or will be rendered obsolete by product offerings of competitors or by alternative technologies and other risks including delays in the manufacturer's deployment of set-top boxes. Other risk factors are detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended January 31, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Following are comparative highlights of the first quarter of fiscal 2005:

Quarter ended April 30,	2004	2003
Net revenues	$ 7,784,000	$ 7,835,000
Net income	$ 163,000	$ 426,000
Basic net income per share	$ 0.01	$ 0.02
Basic weighted average shares	20,674,000	17,628,000
Diluted net income per share	$ 0.01	$ 0.02
Diluted weighted average shares	23,326,000	20,089,000

SIGMA DESIGNS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30,	January 31,
	2004	2004*
Assets:

Current assets:
Cash and cash equivalents	$19,631	$18,962
Accounts receivable, net	5,028	5,283
Inventories	3,059	2,614
Prepaid expenses & other	500	518

Total current assets	28,218	27,377

Equipment and leasehold improvements, net	1,046	1,028
Long-term investments	2,113	1,313
Other assets	101	74

Total	$31,478	$29,792

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$2,788	$1,666
Accured liabilities and other	2,068	1,838
Current portion of capital lease obligations	4	5

Total current liabilities	4,860	3,509

Other long-term liabilities	244	261

Stockholders' equity:
Common stock	87,120	86,948
Accumulated other comprehensive income	54	37
Accumulated deficit	(60,800)	(60,963)

Total shareholders' equity	26,374	26,022

Total	$31,478	$29,792

* Derived from audited balance sheet included in the Company's annual report on Form 10-K for the year ended January 31, 2004

SIGMA DESIGNS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended
	April 30,
	2004	2003
Net revenues	$7,784	$7,835

Cost of expenses:
Costs of revenues	2,635	3,218
Research and development	3,104	2,440
Sales and marketing	1,204	1,189
General and administrative	714	515

Total costs and expenses	7,657	7,362

Income from operations	127	473
Interest and other income (expense), net	37	(38)

Income before income taxes	164	435
Provision for income taxes	1	9

Net income	163	426

Basic net income per share	$0.01	$0.02
Shares used in computing basic net income per share	20,674	17,628

Diluted net income per share	$0.01	$0.02

Shares used in computing diluted net income per share	23,326	20,089